UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2007

STONEMOR PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-50910	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Rittenhouse Circle

Bristol, PA 19007

(Address of principal executive offices) (Zip Code)

(215) 826-2800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

StoneMor Partners L.P. (the “Company”) historically had two operating segments, cemeteries and funeral homes. Since funeral homes account for less than 10% of each identifying criteria, funeral home operating results were aggregated within the cemetery classification for purposes of segment reporting and disclosed as one segment, death care services. In conjunction with its September 2006 acquisition of 21 cemeteries and 14 funeral homes from Service Corporation International and as part of its strategic planning, the Company continuously conducts marketing studies of its potential customers. Additionally, the Company expects to grow not only through cemetery, but also through funeral home, acquisitions in the future. For these reasons, the Company has decided to add to its segment information the details of its funeral homes and has disaggregated its cemeteries into three distinct classifications. The factors used to identify our reportable segments (classifications), designated as West, Southeast, and Northeast, have been identified by the nature of the Company’s customers served in each marketplace. As cremation is on the rise and the Company has with its most recent acquisitions entered the states of Oregon, Washington, and Colorado, it has established a Western Region where cremation rates are projected to be high (in Washington and Oregon, 65% of burials). Statistics indicate that customers who select cremation have certain attributes. The other two regions, Southeast and Northeast, have significantly lower cremation rates and customers with different attributes than the West. Cremation rates in Alabama and Kentucky, for instance, are only projected to be 12%, while cremation rates in the Northeast fall generally between the other two regions. The Company has different regional sales managers, maintenance superintendents, and administrative supervisors in each region.

Accordingly, solely for purposes of comparison, we have recast the segment information in the footnotes to the Company’s consolidated financial statements filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “Form 10-K”) to conform to these expanded reportable segments. These recast consolidated financial statements are attached hereto as Exhibit 99.1. The financial information attributable to the disaggregated reportable segments are presented based on our management accounting practices and management structure. There is no comprehensive, authoritative body of guidance for management accounting equivalent to accounting principles generally accepted in the United States of America; therefore, the financial results of individual business units are not necessarily comparable with similar information for any other company. The management accounting process uses assumptions and allocations to measure performance of the business units. Methodologies are refined from time to time as management accounting practices are enhanced and businesses change. Revenues and associated expenses are not deferred in accordance with SAB No. 104 therefore, the deferral of these revenues and expenses is provided in the adjustment column to reconcile the Company’s managerial financial statements to those prepared in accordance with accounting principles generally accepted in the United States of America.

Prior to enhancing the segmented disclosure, the Company reported detailed revenue information which delineated the sources of its revenues in its segmented information footnote to its consolidated financial statements. As the Company has decided to provide its segmented data as discussed above, it has also determined that it will present the sources of its revenue and associated costs of revenue on the face of its consolidated statement of operations.

The attached consolidated financial statements recast only the presentation of certain items of revenue and expense contained in the consolidated statement of operations and applicable segment information in the footnotes thereto, and there have been no other changes to the Company’s consolidated financial information reflected in the attached consolidated financial statements from the information contained in the Company’s consolidated financial statements previously filed with the Form 10-K/A.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

None.

(b)	Pro forma financial information.

None.

(c)	Shell company transactions.

None.

(d)	Exhibits.

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Consolidated Financial Statements of StoneMor Partners L.P.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2007		STONEMOR PARTNERS L.P.

	By:	StoneMor GP LLC, its general partner

		By:	/s/ William R. Shane
		Name:	William R. Shane
		Title:	Executive Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Consolidated Financial Statements of StoneMor Partners L.P.

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